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June 27, 2022

Two Roads Shared Trust

225 Pictoria Drive, Suite 450

Cincinnati, OH 45246

Ladies and Gentlemen:

We have acted as counsel to Two Roads Shared Trust, a Delaware statutory trust (the “Trust”), in connection with the filing with the U.S. Securities and Exchange Commission of the Trust’s Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the “Registration Statement”). The purpose of the Registration Statement is to register shares of beneficial interest (“Shares”), to be issued by the Trust representing interests in Conductor Global Equity Value ETF (the “Acquiring ETF”), in connection with the acquisition by the Acquiring ETF of all of the assets of Conductor Global Equity Value Fund (the “Target Fund”), a series of the Trust, by and in exchange for shares of the Acquiring ETF and the assumption by the Acquiring ETF of all of the liabilities of the Fund (the “Transaction”). Pursuant to Article III of the Trust Instrument (as defined below), the Trust is authorized to issue an unlimited number of Shares.

In rendering this opinion letter, we have examined the following documents: (i) the Registration Statement; (ii) the Certificate of Trust of the Trust, as filed with the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on June 8, 2012 (the “Certificate of Trust”); (iii) the Amended Agreement and Declaration of Trust of the Trust, dated May 28, 2019 (the “Trust Instrument”); (iv) the By-Laws of the Trust, as in effect on the date hereof (the “By-Laws”) as approved by the Board of Trustees of the Trust (the “Board”); (v) copies of certain resolutions adopted by the Board (the “Resolutions”); (vi) a Certificate of Good Standing for the Trust, dated June 27, 2022, obtained from the Secretary of State; (vii) a certificate of an officer of the Trust and (viii) the form of Agreement and Plan of Reorganization for the Transaction (the “Plan”). We have not reviewed any documents in rendering this opinion letter other than the documents listed above in clauses (i) through (viii). In particular, we have not reviewed any document (other than the documents listed above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements, and information set forth

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June 27, 2022 Page 2

therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete, and accurate in all material respects.

As to various questions of fact material to our opinions stated herein, we have relied upon the representations and warranties made in the foregoing documents. With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures. We have also assumed and have not verified that each of the statements made by the Trust in the Registration Statement are true, correct and complete, and that any information delivered or otherwise disclosed in the Registration Statement by the Trust is true, correct and complete. We have also assumed that the Registration Statement will be declared effective by the Securities and Exchange Commission.

For purposes of this opinion letter, we have also assumed (i) that the Trust Instrument, the By-Laws, the Certificate of Trust, and Resolutions constitute the only documents governing the creation, operation and termination of the Trust, and that the Trust Instrument, the By-Laws and the Certificate of Trust and all other documents referred to herein that we examined in connection with rendering this opinion are in full force and effect and will not be amended, altered, withdrawn or revoked, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties (other than the Trust) to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the payment, by each person to whom a Share has been or is to be issued by the Trust, for such Share, in accordance with the Trust Instrument and the Resolutions and as contemplated by the Registration Statement, (vii) that the Shares are issued and sold to the shareholders in accordance with the Trust Instrument, By-Laws and the Resolutions and as contemplated by the Registration Statement and the Plan, (viii) that the Shares will be issued against consideration therefor as described in the Registration Statement and the Plan, and that such consideration will have been at least equal to the net asset value of such Shares, (ix) any consents or approvals required, necessary or otherwise advisable for the Transaction to be completed will have been received prior to the issuance of the Shares, and (x) there will not have been any changes in applicable law or any other facts or circumstances relating to the Transaction as of the date of the issuance of the Shares.

This opinion letter is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto.

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June 27, 2022 Page 3

Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth in this letter, we are of the opinion that:

1.	The Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. §3801, et. seq.
2.	The Shares have been duly authorized and, when issued as contemplated by the Registration Statement and the Plan and for the consideration as described in the Plan, will be validly issued, fully paid and non-assessable.

With respect to the opinion expressed in paragraph 2 above, we note that, pursuant to Section 6 of Article IV of the Trust Instrument, the trustees have the power to cause each shareholder of the Trust, or each shareholder of any particular series, to pay directly, in advance or arrears, for charges of the Trust’s custodian or transfer, dividend disbursing, shareholder servicing or similar agent, an amount fixed from time to time by the trustees, by setting off such charges due from such shareholder from declared but unpaid dividends or distributions owed such shareholder and/or by reducing the number of shares in the account of such shareholder by that number of full and/or fractional shares which represents the outstanding amount of such charges due from such shareholder.

We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances which may come to our attention or any changes in laws or court decisions which may occur after the date hereof.

This opinion letter is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein. Except as provided in the following paragraph, the opinions set forth above are expressed solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied upon by, or filed with, any other person or entity or for any other purpose without our prior written consent.

We hereby consent to (i) the filing of this opinion letter as an exhibit to the Registration Statement, and (ii) the use of our name and to the references to our Firm under the caption “Legal Counsel” in the Prospectus and Statement of Additional Information included in the Registration Statement. This consent does not constitute a consent under Section 7 of the Securities Act of 1933, as amended, and in consenting to the use of our name and the references to our Firm under such caption we have not certified any part of the Registration Statement and we do not otherwise concede that we come within the categories of persons whose consent is required under said Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

BLANK ROME LLP